UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 9, 2012 (October 2, 2012)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4787 Levy Street,

Montreal, Quebec

Canada H4R 2P9

(Address of principal executive offices)(Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

6.375% Senior Notes due 2020 and 6.375% Concurrent Notes due 2020

On October 4, 2012, (1) VPI Escrow Corp., a newly formed wholly owned Delaware subsidiary of Valeant Pharmaceuticals International (“Valeant”), a wholly owned indirect subsidiary of Valeant Pharmaceuticals International, Inc. (the “Company”), completed its previously announced offering (the “Senior Notes Offering”) of $1,750 million aggregate principal amount of 6.375% Senior Notes due 2020 (the “Senior Notes”), and (2) Valeant completed its previously announced offering (the “Concurrent Offering”) of $500 million aggregate principal amount of 6.375% Senior Notes due 2020 (the “Concurrent Notes”, and together with the Senior Notes, the “Notes”)

The Notes were offered and sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

As previously announced, on September 2, 2012, the Company, Valeant, Merlin Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Valeant (“Merger Sub”), and Medicis Pharmaceutical Corporation, a Delaware corporation (“Medicis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for Merger Sub to merge with and into Medicis (the “Merger”), with Medicis surviving as a wholly owned subsidiary of Valeant. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Medicis will continue as the surviving corporation.

The Senior Notes are the senior unsecured obligations of VPI Escrow Corp. and, upon consummation of the Merger, in accordance with the terms of the Supplemental Indenture (as defined below), Valeant will assume all of VPI Escrow Corp.’s obligations under the Senior Notes and the Senior Notes will be jointly and severally guaranteed on a senior unsecured basis by the Company and each of the Company’s subsidiaries (other than Valeant) that is a guarantor under the Company’s senior secured credit facilities. The Concurrent Notes are the senior unsecured obligations of Valeant and are jointly and severally guaranteed on a senior unsecured basis by the Company and each of the Company’s subsidiaries (other than Valeant) that is a guarantor under the Company’s senior secured credit facilities.

The net proceeds of the Senior Notes Offering are expected to be used to fund (i) the transactions contemplated by the Merger Agreement, (ii) Medicis’s obligation to pay the conversion consideration with respect to, or repurchase, its outstanding notes, and (iii) transaction expenses in connection with the Merger Agreement. Valeant intends to use the net proceeds of the Concurrent Offering for general corporate purposes, including potential acquisitions.

In connection with the issuance and sale of the Senior Notes, VPI Escrow Corp. additionally entered into an escrow and security agreement (the “Escrow and Security Agreement”), dated as of October 4, 2012, with The Bank of New York Mellon Trust Company, N.A., as trustee under the Indentures (as defined below), and as escrow agent (the “Escrow Agent”). The proceeds of the Senior Notes Offering were deposited, pursuant to the Escrow and Security Agreement, into a segregated escrow account pending completion of the Merger.

Pursuant to the Escrow and Security Agreement and the Senior Notes Indenture (as defined below), if the Merger has not been consummated or the other conditions described therein have not been satisfied on or prior to the Deadline (as defined in the Senior Notes Indenture) or if VPI Escrow Corp. shall notify the trustee in writing of VPI Escrow Corp.’s or the Company’s announcement that the Merger Agreement has been terminated or that it will not pursue the consummation of the Merger, VPI Escrow Corp. will be required to redeem the Senior Notes at a redemption price equal to 100% of the issue price of Senior Notes, plus accrued and unpaid interest from the issue date of the Senior Notes.

Senior Notes Indenture and Concurrent Indenture

The Senior Notes were issued pursuant to the indenture, dated as of October 4, 2012 (the “Escrow Corp Indenture”), between VPI Escrow Corp. and The Bank of New York Mellon Trust Company, as trustee (the “Trustee”), and pursuant to a supplemental indenture dated October 4, 2012 (the “Supplemental Indenture”), among Valeant, the Company, the guarantors named therein and (the Trustee), upon consummation of the Merger (the Escrow Corp Indenture as supplemented by the Supplemental Indenture, the “Senior Notes Indenture”). The Concurrent Notes were issued pursuant to the indenture, dated as of October 4, 2012, among Valeant, the Company, the guarantors named therein, and the Trustee (the “Concurrent Indenture”, the together with the Senior Notes Indenture, the “Indentures”).

Pursuant to the Indentures, the Notes will mature on October 15, 2020. The Notes will accrue interest at the rate of 6.375% per year. Interest on the Notes will be payable semi-annually in arrears on each April 15 and October 15, commencing on April 15, 2013.

Valeant may redeem all or a portion of the Notes at any time prior to October 15, 2016, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium. On or after October 15, 2016, Valeant may redeem all or a portion of the Notes at the redemption prices applicable to the Notes as set forth in the Indentures, plus accrued and unpaid interest to the date of redemption of the Notes. In addition, prior to October 15, 2015, Valeant may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings.

In the event of a Change of Control (as defined in the Indentures), unless Valeant has exercised its right to redeem all of the Senior Notes or Concurrent Notes, respectively, each holder of the Senior Notes or the Concurrent Notes, as applicable, may require Valeant to repurchase such holder’s Notes in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date of the Notes.

The Indentures contain covenants that limit the ability of the Company and any of its restricted subsidiaries (as such term is defined in the Indentures) to, among other things:

•	incur or guarantee additional debt;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations;

•	repurchase capital stock, repurchase subordinated debt and make certain investments; and

•	transfer and sell assets.

The Indentures also provide for customary events of default.

The foregoing summary of the Indentures is not complete and is qualified in its entirety by reference to the full and complete text of the Escrow Corp Indenture, the Supplemental Indenture and the Concurrent Indenture, copies of which are attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Series D Tranche B Term Loans

On October 2, 2012, the Company entered into a Joinder Agreement (the “Joinder”) by and among each of the financial institutions party thereto, the Company, the subsidiaries of the Company party thereto and Goldman Sachs Lending Partners LLC (“GSLP”), as administrative agent and collateral agent, to the Company’s Third Amended and Restated Credit and Guaranty Agreement, dated as of February 13, 2012, as amended (the “Credit Agreement”), among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, GSLP, as administrative agent and collateral agent, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as joint lead arrangers and joint book runners, JPMorgan Chase Bank, N.A. (“JPMorgan”) and Morgan Stanley as co-syndication agents and JPMorgan, as issuing bank.

The Joinder adds $1.3 billion in new Series D Tranche B Term Loans which implements a repricing and refinancing (the “Repricing Transaction”) of the Company’s then outstanding Tranche B Term Loans, Series A Tranche B Term Loans and Series B Tranche B Term Loans (collectively, the “Repriced Tranche B Term Loans”). The Joinder provides that the applicable margin for each new Series D Tranche B Term Loan made pursuant to the Joinder with respect to Eurodollar rate loans will be 3.25% per annum and with respect to base rate loans will be 2.25% per annum. The applicable margins for the Repriced Tranche B Term Loans were 3.75% per annum for Eurodollar rate loans and 2.75% per annum for base rate loans. The new

Series D Tranche B Term Loans will mature in 2019 and have other terms that are substantially similar to the terms applicable to the Repriced Tranche B Term Loans. In connection with the Repricing Transaction, the Company paid a prepayment premium of $12,952,500.00, equal to 1% of the amount of the Repriced Tranche B Term Loans.

The foregoing summary of the Joinder is not complete and is qualified in its entirely by reference to the full and complete text of the Joinder, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Escrow Corp Indenture, dated as of October 4, 2012, by and among VPI Escrow Corp. and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Senior Notes.

4.2	Supplemental Indenture to the Escrow Corp Indenture, dated as of October 4, 2012, by and among VPI Escrow Corp., Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Senior Notes.

4.3	Concurrent Indenture, dated as of October 4, 2012, by and among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Concurrent Notes.

10.1	Joinder Agreement, dated as of October 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.,

By:	/s/ Howard B. Schiller
Name:	Howard B. Schiller
Title:	Executive Vice President, Chief Financial Officer

Date: October 9, 2012

EXHIBIT INDEX

Exhibit No.	Description
4.1	Escrow Corp Indenture, dated as of October 4, 2012, by and among VPI Escrow Corp. and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Senior Notes.

4.2	Supplemental Indenture to the Escrow Corp Indenture, dated as of October 4, 2012, by and among VPI Escrow Corp., Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Senior Notes.

4.3	Concurrent Indenture, dated as of October 4, 2012, by and among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Concurrent Notes.

10.1	Joinder Agreement, dated as of October 2, 2012.